SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported) September 29, 2000

                            Navigant Consulting, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

         Delaware               0-28830                             36-4094854
(State or Other Jurisdiction  (Commission                        (IRS Employer
of  Incorporation)             File Number)                 Identification No.)


               615 North Wabash, Chicago, IL        60611
         (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone number, including area code  (312) 573-5600


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 29, 2000, the Registrant completed the divestiture of substantially all of the assets of its wholly-owned subsidiary, LECG, Inc., a California based consulting practice specializing in economic and financial analysis, expert testimony and litigation support. The buyers of the business unit were entities formed by the professional staff of LECG led by David Teece and David Kaplan.

The Registrant sold substantially all of the assets of LECG, Inc., which consisted primarily of client contracts and relationships. The Registrant received a total consideration of approximately $50 million, which included $37 million in cash at the closing plus a promissory note for $8 million which will be either repaid by the buyer within 60 days after the closing or the Registrant will have the option to convert the note into equity of the buyer. The remaining $5 million payment is subordinated to the buyer's bank debt and will be reduced if and to the extent that senior employees of LECG leave employment with the buyer within one year after the closing. In addition under certain circumstances (which the Registrant does not currently expect to occur) the buyer will be obligated to make a further subordinated payment to the Registrant of up to $5 million on or after the third anniversary of the closing.

The Asset Purchase Agreement among the Registrant, LECG, Inc., and the buyers is included as an exhibit hereto and is hereby incorporated by reference. The description contained herein is not complete and is qualified in its entirety by reference to the full text of such agreement.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired:
     --------------------------------------------

         Not applicable.

(b)  Pro forma financial information:
     --------------------------------

         Not applicable.

(c)  Exhibits:
     ---------

2 Asset Purchase Agreement dated as of September 29, 2000 among Navigant
     Consulting, Inc., LECG, Inc., LECG Holding Company, LLC and LECG, LLC.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has fully caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             NAVIGANT CONSULTING, INC.


Date: October __, 2000       By:
                                ---------------------------------------------
                                 Name:
                                 Title:

                                  EXHIBIT INDEX

    The following exhibits are filed herewith:

Exhibit No.                Description

     2 Asset Purchase Agreement dated as of September 29, 2000 among Navigant Consulting, Inc., LECG, Inc., LECG Holding Company, LLC and LECG, LLC.

                            ASSET PURCHASE AGREEMENT


                         Dated as of September 29, 2000


                                      Among


                            NAVIGANT CONSULTING, INC.


                                   LECG, INC.


                            LECG HOLDING COMPANY, LLC


                                       and


                                    LECG, LLC

                                    ARTICLE I
                                   DEFINITIONS

     1.1.     Definitions....................................................1

                                   ARTICLE II
                                PURCHASE AND SALE

     2.1.     Purchased Assets...............................................6
     2.2.     Excluded Assets................................................7
     2.3.     Assumed Liabilities............................................8
     2.4.     Excluded Liabilities...........................................8

                                   ARTICLE III
                                 PURCHASE PRICE

     3.1.     Purchase Price.................................................9
     3.2.     Allocation of Purchase Price...................................9
     3.3.     Deferred Purchase Price Payments...............................

                                   ARTICLE IV
                                     CLOSING

     4.1.     Closing Date...................................................10
     4.2.     Payment on the Closing Date....................................10
     4.3.     Buyer Additional Deliveries....................................10
     4.4.     Parent and Seller Deliveries...................................11

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

     5.1.     Organization of Parent and Seller..............................12
     5.2.     Authority......................................................12
     5.3.     Subsidiaries...................................................13
     5.4.     Financial Statements...........................................13
     5.5.     Absence of Certain Changes or Events...........................14
     5.6.     Title to Purchased Assets......................................14
     5.7.     No Finder......................................................14
     5.8.     No Proceedings.................................................14
     5.9.     Employee Benefit Plans; Employee Matters.......................15
     5.10.    Intellectual Property..........................................15
     5.11.    Intellectual Property..........................................14
     5.12.    NO OTHER REPRESENTATIONS; LIMITATIONS..........................15

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

     6.1.     Organization of Buyer and Buyer Parent.........................16
     6.2.     Authority of Buyer Parent, Buyer and the Members...............16
     6.3.     No Finder......................................................17
     6.4.     No Proceedings.................................................17
     6.5.     Compliance with WARN Act.......................................17
     6.6.     Antitrust Compliance...........................................17

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     7.1.     Additional Payments............................................17
     7.2.     Taxes..........................................................18
     7.3.     Employees and Consultants......................................19
     7.4.     New Members....................................................19
     7.5.     Change of Name.................................................19
     7.6.     Delivery of Funds..............................................19
     7.7.     Directors and Officers Insurance...............................19
     7.8.     Assigned Claims; Cooperation...................................19
     7.9.     Payment of Excluded Expert Fees................................19

                                  ARTICLE VIII
          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER PARENT AND BUYER

     8.1.     No Misrepresentation or Breach of Covenants and Warranties.....22
     8.2.     No Restraint or Litigation.....................................22
     8.3.     Necessary Governmental Approvals...............................22
     8.4.     Necessary Consents.............................................22
     8.5.     Delivery of Documents..........................................23

                                   ARTICLE IX
            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SELLER

     9.1.     No Misrepresentation or Breach of Covenants and Warranties.....23
     9.2.     No Restraint or Litigation.....................................23
     9.3.     Necessary Governmental Approvals...............................23
     9.4.     Delivery of Documents..........................................23

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1.    Indemnification by Parent and Seller...........................23
     10.2.    Indemnification by Buyer Parent and Buyer......................24
     10.3.    Notice of Claims...............................................24
     10.4.    Third Person Claims............................................25
                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1.    Survival of Obligations........................................27
     11.2.    Confidential Nature of Information.............................27
     11.3.    No Public Announcement.........................................28
     11.4.    Notices........................................................28
     11.5.    Successors and Assigns.........................................29
     11.6.    Access to Records after Closing................................29
     11.7.    Entire Agreement; Amendments...................................29
     11.8.    Interpretation.................................................30
     11.9.    Waivers........................................................30
     11.10.   Expenses.......................................................30
     11.11.   Partial Invalidity.............................................30
     11.12.   Execution in Counterparts......................................30
     11.13.   Governing Law..................................................30
     11.14.   Dispute Resolution.............................................30


SCHEDULES:

1.1      Agreed Accounting Principles
2.1( c)  Real Esate Leases
2.1 (d)  NCI Assets Being Purchased
2.1(k)   Employees
2.3      Excluded Employees
3.1      Purchase Price Adjustments
3.2      Allocation Schedule
3.3      Certain Persons
5.3      Subsidiaries
5.4      Financial Statements
5.9      Employee Benefit Plans
5.11     Personal Property
8.4      Consents
10.1     Shareholder Litigation


EXHIBITS:

A        Instrument of Assignment
B        Instrument of Assumption
C        Opinion of Counsel to Buyer
D        Transition Services Agreement
E        Termination Agreement
F        Subleases
G        Opinion of Counsel to Parent

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of September 29, 2000, among Navigant Consulting, Inc, a Delaware corporation ("Parent"), LECG, Inc., a California corporation ("Seller"), LECG Holding Company, LLC, a California limited liability company ("Buyer Parent"), and LECG, LLC, a California limited liability company ("Buyer").

                  WHEREAS, Parent owns all of the outstanding shares of capital stock of Seller and Seller is engaged in the business of providing economic and financial analysis, expert testimony and litigation support (such business now being conducted by Seller being referred to as the "Business");

                  WHEREAS, Buyer Parent owns all of the outstanding membership interests of Buyer;

                  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on a going concern basis, substantially all of the assets, properties and business of Seller, all on the terms and subject to the conditions set forth herein; and

                  WHEREAS, Buyer and Buyer Parent were organized by certain of the consultants who have performed services for Seller since 1988 for purposes of conducting a management buyout of Seller's business on a going concern basis and continuing the performance of services on behalf of Seller's clients

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the parties as follows:



ARTICLE I.........

                                   DEFINITIONS

1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                  "Affiliate"  means,  with  respect  to any  Person,  any other
Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Agreed Accounting Principles" means the accounting principles applied in the preparation of the Balance Sheet which are consistent with generally accepted accounting principles, except as described in the Balance Sheet and related footnotes or as specified in Schedule 1.1.

                  "Agreement" means, unless the context otherwise requires, this Asset Purchase Agreement, together with the Schedules and the Exhibits attached hereto.

                  "Allocation  Schedule"  has the meaning  specified  in Section
3.2.

                  "Assumed  Liabilities"  has the meaning  specified  in Section
2.3.

                  "Balance Sheet" means the consolidated statement of net assets of Seller as of April 30, 2000 included in Schedule 5.4.

                  "Balance Sheet Date" means April 30, 2000.

                  "Business" has the meaning specified in the first recital to this Agreement.

                  "Buyer" has the meaning specified in the first paragraph of this Agreement.

                  "Buyer Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Buyer Parent, Buyer or a Member under this Agreement or in connection herewith, including, without limitation, the Subordinated Convertible Seller Notes executed and delivered by Buyer Parent to Parent.

                  "Buyer Group Member" means Buyer Parent, Buyer, the Members, each of Buyer's managers and officers and each of their respective Affiliates and each of their respective successors and assigns.

                  "Buyer  Parent"  has  the  meaning   specified  in  the  first
paragraph of this Agreement.

                  "Claim Notice" has the meaning specified in Section 10.3(a).

                  "Closing" means the closing of the transactions contemplated by this Agreement, the Buyer Ancillary Agreements and the Seller Ancillary Agreements.

                  "Closing Date" has the meaning specified in Section 4.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "Credit Agreement" means the Credit Agreement dated as of September 29, 2000 by and among LECG Holding Company, LLC, as parent, LECG, LLC, as borrower, the Lenders who are or may become party thereto, as lenders, First Union National Bank, as administrative agent and U.S. Bank National Association, as documentation agent, and shall include, without limitation, and any and all agreements refinancing, refunding or replacing the Credit Agreement.

                  "Departed Employee" has the meaning set forth in Section 3.3.

                  "Dispute" has the meaning specified in Section 11.14.

                  "Employee Benefit Plan" means all plans, contracts, schemes, programs, funds, commitments or arrangements providing money, services, property or other benefits, whether written or oral, formal or informal, qualified or non-qualified, funded or unfunded (and including any that have been frozen or terminated), which pertain to any employee, former employee, director, officer, shareholder, consultant or independent contractor of Seller or its Subsidiaries and that are listed on Schedule 5.9.

                  "Encumbrance" means any lien, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement or defect in title.

                  "Enforceability Limitations" shall mean (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting or limiting the enforcement of creditors' rights generally and
(ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other terms of equitable remedies.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" has the meaning specified in Section 2.2.

                  "Excluded  Employee  Claims"  has  the  meaning  specified  in
Section 2.2(g).

                  "Excluded  Expert  Fees" has the meaning  specified in Section
7.9.

                  "Excluded  Liabilities"  has the meaning  specified in Section
2.4.

                  "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "Financial  Statements"  has the meaning  specified in Section
5.3.

                  "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

                  "HSR  Act"  shall  mean  the   Hart-Scott   Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Indemnified Party" has the meaning specified in Section 10.3.

                  "Indemnitor" has the meaning specified in Section 10.3.

                  "Instrument of Assignment" means the Instrument of Assignment in the form of Exhibit A.

                  "Instrument of Assumption" means the Instrument of Assumption in the form of Exhibit B.

                  "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof, and all applications, registrations and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (c) all trade secrets and confidential business information (including, without limitation, all ideas, research, techniques, models, databases, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (d) all computer software (including data and related documentation), (e) all other proprietary rights, (f) all copies and tangible embodiments of Intellectual Property (in whatever form or medium), and (g) any remedies against infringements thereof and rights to protection of interest therein under the laws of all jurisdictions (including foreign jurisdictions).

                  "Knowledge" with respect to (i) Parent or Seller shall mean the actual knowledge of an executive officer of Parent after an investigation which consists solely of (A) making inquiries of officers of Parent or Seller (other than officers who are or will be managers, executive officers or employees of Buyer) who have primary responsibility for the subject matter of the applicable representation or warranty and (B) with respect to Section 5.3, causing the Parent to obtain good standing certificates from the relevant governmental authorities and causing employees of Seller to conduct a review of the relevant corporate minute books of Parent, Seller and the Subsidiaries and
(ii) Buyer Parent or Buyer shall mean the actual knowledge of any executive officer of Buyer Parent or Buyer or the Members after an investigation which consists solely of making inquiries of officers of Buyer Parent, Buyer and the Members who have primary responsibility for the subject matter of the applicable representation or warranty.

                  "Leases" has the meaning specified in Section 2.1.

                  "Losses"  means  any  and  all  losses,  costs,   obligations,
liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  "Material" and "Materially" means, with respect to any Person or group of one or more Persons, any event or circumstance that would have a material adverse effect on the business, operations, employee or client relations, properties, assets (including intangible assets), financial condition or results of operations of such Person or group of one or more Persons taken as a whole.

                  "Members" means collectively all Persons holding membership interests (of any class) of Buyer or Buyer Parent.

                  "Parent" has the meaning specified in the first paragraph of this Agreement.

                  "Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b)
liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens which are not Material and which arise in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not Material in amount or do not Materially detract from the value of or Materially impair the existing use of the property affected by such lien or imperfection.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "Post-Closing  Departed Employee" has the meaning set forth in
Section 3.3.

                  "Purchase Price" has the meaning specified in Section 3.1.

                  "Purchased Assets" has the meaning specified in Section 2.1.

                  "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

                  "Seller" has the meaning specified in the first paragraph of this Agreement.

                  "Seller Agreements" has the meaning specified in Section 2.1.

                  "Seller   Ancillary    Agreements"   means   all   agreements,
instruments and documents being or to be executed and delivered by Parent or Seller under this Agreement or in connection herewith.

                  "Seller Group Member" means Parent and Seller, each of their directors and officers and each of their respective Affiliates and their respective successors and assigns.

                  "Subleases" has the meaning specified in Section 4.3.

                  "Subsidiaries"   means   all  of  the   direct   or   indirect
subsidiaries of the Seller listed on Schedule 5.3.

                  "Subordination Agreement" means the Subordination Agreement dated as of September 29, 2000 by and among LECG Holding Company, LLC, LECG, LLC, Navigant Consulting, Inc. and First Union National Bank, as Administrative Agent for the benefit of itself and the lenders under the Credit Agreement.

                  "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

                  "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including, without limitation, any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                  "Termination Agreements" has the meaning specified in Section 4.3(g).

                  "Third Party Claim" has the meaning specified in Section 10.4.

                  "Transferred Permits" has the meaning specified in Section 2.1(j).

                  "WARN Act" has the meaning specified in Section 6.5.

ARTICLE II........

                                PURCHASE AND SALE

2.1. Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Parent and Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Parent and Seller, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), the assets and properties of Seller wherever located, real, personal or mixed, tangible or intangible, other than Excluded Assets, as the same shall exist on the Closing Date (herein collectively called the "Purchased Assets"), including, without limitation, all right, title and interest of Parent and Seller in, to and under:

                  (a) all of the assets, other than Excluded Assets, reflected on the Balance Sheet, except those disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice (including with respect to quantity and frequency);

               (b) all notes, accounts receivable and unbilled client work in process of Seller on the Closing Date;

                  (c) the real estate leases (the "Leases") listed on Schedule 2.1(c) and all leasehold interests created thereby, all leasehold improvements, fixtures and fittings owned or held by Seller under the Leases, and all easements, rights of way and other appurtenants under the Leases;

                  (d) the inventories, equipment, vehicles, furniture and other tangible personal property owned or used by Seller primarily in connection with the Business and the tangible personal property of Parent listed on Schedule 2.1(d);

                  (e) all Intellectual Property owned or used by Seller primarily in connection with the Business and the goodwill associated therewith;

                  (f) the contracts, agreements or understandings, written or oral, entered into by Seller, including all equipment leases, work orders, client engagement letters and other agreements or arrangements relating primarily to the Business (the "Seller Agreements");

                  (g) all of Seller's deposits under the Leases (including deposits from subtenants), all of Seller's rights of set-off, rights of recovery and claims or causes of action against third parties relating to the assets, properties, business or operations of the Business arising out of transactions occurring prior to the Closing Date (except for refunds of Taxes to the extent provided in Section 2.2(d));

                  (h) all files, documents, correspondence, creative materials, advertising and promotional materials, studies, reports, books and records of Seller (including all data and other information stored on discs, tapes or other media), customer lists, customer or credit data, computer programs, software, and hardware owned or used by Seller primarily in connection with the Business; and

                  (i)  all  securities   (such  as  the  capital  stock  in  the
         Subsidiaries),   corporate  minute  books,  stock  transfer  books  and
         corporate seals of the Subsidiaries in the possession of Parent;

                  (j) to the extent transferable to Buyer, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained by Seller from a Governmental Body (the "Transferred Permits");

                  (k) all rights of Parent and Seller under all employment, consulting and noncompete agreements with, and all relationships of Seller with, the employees listed on Schedule 2.1(k), except to the extent terminated pursuant to the Termination Agreements;

                  (l) all general intangibles used primarily in the Business including without limitation, all good will as a going concern and any all causes of action or claims of Seller against any Person that arose or will arise primarily in connection with the Business prior to the Closing Date, other than Excluded Employee Claims and causes of action or claims against Parent, Seller or any of their officers, directors, employees or agents or causes of action or claims as to which Parent, Seller or their Affiliates may be required to provide indemnification.

                  (m)  cash in an amount equal to $100,000.

2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following

(herein referred to as the "Excluded Assets"):

                  (a) all cash and cash equivalents of Seller, other than $100,000;

                  (b)  all contracts of insurance;

                  (c) all corporate minute books and stock transfer books and the corporate seal of Seller; and

                  (d) all refunds of any Tax for which Seller is liable pursuant to Section 7.2; and


                  (e) any contracts, agreements or understandings between Seller and Parent or Parent's Affiliates (other than the Subsidiaries), if any;

                  (f) all securities, shares of capital stock, corporate minute books, stock transfer books and corporate seals of any subsidiary of Parent or Seller not listed on Schedule 5.3; and

                  (g) any claim, demand, rights of recovery, cause of action or other rights against or with respect to any Departed Employee or Post-Closing Departed Employee ("Excluded Employee Claims").

2.3. Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge, in accordance with their respective terms and subject to the respective conditions thereof, the following obligations and liabilities:

                  (a) all liabilities reflected on the Balance Sheet, including,
         without   limitation,   all  accrued   expenses  and  accounts  payable
         (including expert fees, other than the Excluded Expert Fees);

                  (b) all liabilities and obligations of Seller to be paid or performed after the Closing Date under (i) the Seller Agreements, (ii) the Leases and (iii) all employment agreements between Seller and its employees or between Parent and employees of Parent who become employees of Buyer after the Closing, other than the employees listed on Schedule 2.3, except to the extent terminated pursuant to the Termination Agreements;

                  (c) any liabilities in respect of Taxes for which Buyer is liable pursuant to Section 7.2; and

                 (d) all liabilities and obligations of Seller arising out of any actions or omissions of employees, consultants, independent contractors and experts arising out of or relating to the performance of services for clients of Seller prior to the Closing Date;

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

2.4. Excluded Liabilities. Notwithstanding anything to the contrary in Section 2.3, Buyer will not assume or be liable for, and Seller will retain and remain responsible for all of Seller's liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Purchased Assets or otherwise, and regardless of when asserted (the "Excluded Liabilities"). Without limiting the preceding sentence, none of the following shall be Assumed Liabilities for purposes of this Agreement:

                  (a) any liabilities in respect of Taxes for which Seller is liable pursuant to Section 7.2;

                  (b) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

                  (c)  the litigation described in Schedule 10.1; or

                  (d)  the obligation to pay the Excluded Expert Fees.

ARTICLE III.......

                                 PURCHASE PRICE

3.1. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be equal to up to $55,000,000, consisting of (a) a cash payment (the "Cash Payment") equal to $37,000,000, plus (i) the aggregate amount of vacation accrual paid by Parent or Seller to employees of LECG, as set forth on
Schedule  3.1, (ii) the  expenditures  incurred by Parent or Seller set forth on
Schedule 3.1, and less (x) the accrual of expert fees for the "5% Program" as set forth on Schedule 3.1 and (y) $500,000 for client fees on account and all other deposits and deferred revenue not being transferred to Buyer, (b) deferred payments of up to $10,000,000 (plus interest as set forth in Section 3.3) on the terms and subject to the provisions of Section 3.3 and (c) the Subordinated Convertible Seller Notes of Buyer Parent in the aggregate principal amount of $8,000,000.

                  Allocation of Purchase Price. Attached hereto as Schedule 3.2 is a preliminary Schedule allocating the Purchase Price among the Purchased Assets. On or before the Closing, Buyer and Seller shall agree upon and execute a final allocation schedule (the "Allocation Schedule"), which shall be reasonable and shall be prepared on a basis consistent with Schedule 3.2 and in accordance with Section 1060 of the Code and the regulations thereunder. Promptly following the Closing, Buyer and Seller each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594.

                  Deferred Purchase Price Payments. (a) Subject to the terms and conditions of the Subordination Agreement and Section 11.15 of the Credit Agreement, on the first anniversary of the Closing Date Buyer shall (and Buyer Parent shall cause Buyer to) pay to Seller an amount (the "Payment Amount") in cash equal to the excess, if any, of $5,000,000 over the sum of (i) any Excluded Expert Fees which are due but not paid by Seller pursuant to Section 7.9 and
(ii) if on or prior to the first anniversary of the Closing Date any person listed on Schedule 3.3(a) resigns or terminates their employment, consulting, contracting and other relationships with Buyer, Parent, Buyer and their Affiliates (excluding, without limitation, any retirement at normal retirement age or any termination by Buyer Parent, Buyer or their Affiliates) (any such person being referred to as a "Post-Closing Departed Employee"), an amount (not to exceed $5,000,000) equal to the aggregate amount set forth opposite the names of all such Post-Closing Departed Employees under the column "Discount Amount" on Schedule 3.3(a). In addition, on such anniversary Buyer shall (and Buyer Parent shall cause Buyer to) pay to Seller an additional amount equal to interest on the Payment Amount at an annual rate equal to seven percent (7%) from the six month anniversary of the Closing Date until the date of payment.

                  (b) Subject to the terms and conditions of the Subordination Agreement and Section 11.15 of the Credit Agreement, if, from time to time, on or prior to the third anniversary of the Closing Date, any person listed on
Schedule 3.3(b) (any such person being referred to as a Departed Employee") becomes an employee of Buyer Parent, Buyer or any of their Affiliates, or is otherwise retained by or affiliated with Buyer Parent or Buyer or any of their Affiliates, as an employee, officer, independent contractor or agent (except to complete assignments in place as of the Closing Date or to refer such assignments in the event of a conflict), then within ten days thereafter Buyer shall (and Buyer Parent shall cause Buyer to) pay to Seller an amount equal to the amount (not to exceed $5,000,000) set forth opposite the name of such Departed Employee under the column "Discount Amounts" on Schedule 3.3(b).

                  (c) If Buyer shall fail to pay when due any payment pursuant to this Section 3.3, interest shall accrue on the unpaid amount of all such payments on a quarterly basis on the first day of each calendar quarter, at a per annum rate equal to the Applicable Rate. As used herein, (i) "Applicable Rate" means (A) from and after the date such payment was due until the first anniversary of the date such payment was due, a per annum rate equal to the Base Rate plus three percent (3%), (B) from and after such first anniversary until the second anniversary of the date such payment was due, a per annum rate equal to the Base Rate plus four percent (4%) and (C) from and after such second anniversary until such payment is made, a per annum rate equal to the Base Rate plus five percent (5%) and (ii) "Base Rate" means the prime rate announced from time to time in The Wall Street Journal, Midwest Edition.

ARTICLE IV........

                                     CLOSING

4.1. Closing Date. The Closing shall be consummated at 10:00 A.M., local time, on the date of this Agreement at the offices of Sidley & Austin, Chicago, Illinois, or at such other place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

4.2. Payment on the Closing Date. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing Buyer shall pay to Seller an amount equal to the Cash Payment, by wire transfer of immediately available funds to the account in the United States specified by Seller in writing to Buyer at least two business days prior to the Closing.

4.3. Buyer Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing Buyer Parent and Buyer shall deliver, or cause to be delivered, to Parent and Seller all the following:

     (a) Copies of Buyer's and Buyer Parent's Articles of Organization certified as of a recent date by the Secretary of State of the State of California;

     (b) Certificate of Status of Buyer and Buyer Parent issued as of a recent date by the Secretary of State of the State of California;

     (c) Certificate of an executive officer of Buyer Parent, dated the Closing Date, in form and substance reasonably satisfactory to Seller, (i) certifying there have been no amendments to the Articles of Organization of Buyer or Buyer Parent since formation; (ii) attaching a true and correct copy of the Operating Agreement of Buyer and Buyer Parent; (iii) attaching a true and correct copy of the action of the manager of Buyer and Buyer Parent authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and
(iv) certifying as to the incumbency and signatures of the executive officers of Buyer Parent and Buyer executing this Agreement and any Buyer Ancillary Agreement;

     (d) An opinion of counsel to Buyer in the form of Exhibit C;

     (e) The Instrument of Assumption duly executed by Buyer;

     (f) The Transition Services Agreement in the form of Exhibit D duly executed by Buyer (the "Transition Services Agreement");

     (g) A duly executed Termination Agreement between Parent, Seller and each Member in the form of Exhibit E, duly executed by each Member who is or was an employee, consultant or expert of Seller or Parent (the "Termination Agreements"); and

     (h) A duly executed sublease agreement for Parent or one of its Affiliates to sublease from Buyer a portion of the space of each of the Leases for Toronto, Canada, Los Angeles, California, Seattle, Washington, and Salt Lake City, Utah in the form of Exhibit F (the "Subleases").

4.4.  Parent and Seller  Deliveries.  Subject  to  fulfillment  or waiver of the
conditions     set    forth    in    Article     IX,    at    Closing     Parent
and Seller shall deliver to Buyer Parent and Buyer all the following:

     (a) Copies of the Articles of Incorporation of Parent and Seller, each certified as of a recent date by the Secretary of State of the state of its incorporation;

     (b) A Certificate of good standing of Parent and Seller, issued as of a recent date by the Secretary of State of the State of its incorporation;

     (c) Certificate of the secretary or an assistant secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, (i) certifying there have been no amendments to the articles of incorporation of Parent and Seller since a specified date, (ii) attaching true and correct copies of the by-laws of Parent and Seller; (iii) attaching true and correct copies of the resolutions of the Board of Directors of Parent and Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Parent and Seller executing this Agreement and any Seller Ancillary Agreement;

     (d) An opinion of counsel to Parent in the form of Exhibit H;

     (e) The Instrument of Assignment duly executed by Seller;

     (f) Certificates of title or origin (or like documents) with respect to any property included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

     (g) The Transition Services Agreement duly executed by Parent;

     (h) All certificates representing the securities of the Subsidiaries (or acceptable substitutes) with appropriate stock power(s) attached and endorsed in blank;

     (i) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer, including, without limitation, any release of any liens or conveyances from lenders to Parent and Seller relating to the Purchased Assets; and

     (j) The Subleases, duly executed by Parent or its applicable Affiliate.

ARTICLE V.........

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

     As an inducement to Buyer Parent and Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Seller jointly and severally represent and warrant to Buyer Parent and Buyer and agree as follows:

5.1. Organization of Parent and Seller. Each of Parent and Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Seller has full power and authority to own or lease and to operate and use the Purchased Assets owned by it and to carry on the Business as now conducted by it.

     True and complete copies of the certificate or articles of incorporation and all amendments thereto and of the By-laws, as amended to date, of Parent and Seller have been delivered to Buyer. Parent owns, beneficially or of record, all shares of capital stock of Seller.

5.2. Authority. Each of Parent and Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements to be executed and delivered by it. The execution, delivery and performance of this Agreement and each Seller Ancillary Agreement to which each of Parent and Seller is a party have been duly authorized and approved by each of Parent and Seller, as applicable, and do not require any further authorization or consent of Seller or of Parent or its stockholders. This Agreement has been duly authorized, executed and delivered by each of Parent and Seller and is the legal, valid and binding obligation of each, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations, and each of the Seller Ancillary Agreements has been duly authorized by each of Parent or Seller to the extent it is a party thereto, and upon execution and delivery by it will be a legal, valid and binding obligation of it enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.

                  Neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                           (i) conflict in any  Material  way with,  result in a
                  Material breach of the terms, conditions or provisions of, or constitute a Material default, a Material event of default or an event creating rights of acceleration, termination or cancellation or a Material loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the articles of incorporation or By-laws of Parent or Seller, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Parent or Seller is a party or any of the Purchased Assets is subject or by which Parent or Seller is bound, (3) any Court Order to which Parent or Seller is a party or by which Parent or Seller is bound, or (4) any Requirements of Laws affecting Parent or Seller or the Purchased Assets; or

                           (ii) require the approval, consent,  authorization or
                  act of, or the making by Parent or Seller of any declaration, filing or registration with, any Person.

5.3. Subsidiaries. Schedule 5.3 sets forth all of the Subsidiaries and their respective capitalization and jurisdictions of organization. Except as set forth in Schedule 5.3, Seller owns, legally and beneficially, all of the shares of capital stock free and clear of any Encumbrance (other than any Permitted Encumbrance). Since August 19, 1998 and to the Knowledge of Parent, the Subsidiaries are validly existing and in good standing under Requirements of Laws of their respective jurisdictions of organization. To the Knowledge of Parent and Seller, each Subsidiary has the corporate power and authority to conduct the business in which it is engaged and to own and use the properties owned and used by it. Other than this Agreement, to the Knowledge of Parent and Seller, (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require Seller to sell, transfer or otherwise dispose of any capital stock of the Subsidiaries or that require a Subsidiary to sell, transfer, issue or otherwise cause to become outstanding any of its own capital stock and (ii) there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

5.4. Financial Statements. Schedule 5.4 contains (i) the consolidated statement of net assets of Seller as of April 30, 2000 and the consolidated statement of operations of Seller for the four-month period then ended and (ii) the audited consolidated statement of net assets of Seller as of December 31, 1999 and the audited consolidated statements of operations and cash flows of Seller for year ended December 31, 1999 (collectively, the "Financial Statements"). Except as set forth therein or in the notes thereto, the Financial Statements have been prepared in conformity with the Agreed Accounting Principles consistently applied and such Financial Statements present fairly the financial position and results of operations of Seller as of their respective dates and for the respective periods covered thereby. Seller is not subject to any Material liability, debt or obligation which would be required to be shown on the Financial Statements and which is not so shown or reserved for in the Financial Statements, other than liabilities, debts or obligations of the same nature as those set forth in the Financial Statements and the notes thereto or reasonably incurred in the ordinary course of business after the Balance Sheet Date. Parent and Seller have no Knowledge of any reason why the notes and accounts receivable reflected on the Financial Statements should not be collectible in the ordinary course of business, subject to the allowance for doubtful accounts on the Financial Statements.

5.5. Absence of Certain Changes or Events. Since the Balance Sheet Date, Seller and its Subsidiaries have conducted the Business in the ordinary course and in a manner consistent with past practice and, since the Balance Sheet Date there has not been (a) any Material damage, destruction or loss (whether or not covered by insurance) with respect to Seller or any of the Subsidiaries; (b) any change in Seller's accounting methods, principles or practices; (c) any increase in dividends or employee compensation or benefits payable by Seller, except for increases in compensation or benefits consistent with past practice; or (d) to the Knowledge of Seller, any agreement and/or understanding entered into which alters or amends any licensing or contractual arrangement with respect to Intellectual Property, other than in the ordinary course of business.

5.6. Title to Purchased Assets. Seller has good and marketable title to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Encumbrances (except for Permitted Encumbrances) and, upon the execution and delivery by Seller to Buyer of the Instrument of Assignment pursuant to the terms of this Agreement, Seller will convey to Buyer good and marketable title to and, as applicable, a valid leasehold interest in, the Purchased Assets, free and clear of all Encumbrances (except for Permitted Encumbrances).

5.7. No Finder. Except for Lehman Brothers, Inc. in the case of Seller and Parent, and whose fees and commissions shall be paid by Parent, neither Parent, Seller nor any Person acting on its or their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.8. No Proceedings. There is no action, suit, proceeding or Court Order pending, or to the Knowledge of Parent threatened by any Person or Governmental Body, against Parent or Seller which questions the legality, or propriety of the transactions contemplated by this Agreement. There are no suits, legal or administrative proceedings or investigations pending or to the Knowledge of Parent or Seller threatened against Seller or the Purchased Assets, at law or in equity or before any court, municipality or other Governmental Body. Since August 19, 1998 Seller has not been subject to any Material Court Order, stipulation or consent decree of or with any Court of Governmental Body.

5.9. Employee Benefit Plans; Employee Matters. Since August 19, 1998, each of Seller's Employee Benefit Plans has at all times complied in all Material respects with all applicable laws relating to labor and employee benefits, including without limitation, all applicable provisions of ERISA and the Code, any laws relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all taxes, insurance and other costs and expenses applicable thereto. Seller and its Subsidiaries have disclosed to Buyer all their written employee handbooks, policies and programs. To the Knowledge of Parent and Seller, no key employee or independent contractor has informed Parent of any plans to terminate their employment with Seller or its Subsidiaries, including as a result of the transactions contemplated by this Agreement. Neither Seller nor its Subsidiaries is a party to or bound by any collective bargaining agreement and neither Seller nor its Subsidiaries has experienced any Material strikes, grievances, other collective bargaining disputes or claims of unfair labor practices. Neither Seller nor its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller and its Subsidiaries. To the Knowledge of Parent and Seller, all persons employed by Seller and its Subsidiaries are employees at will or otherwise are employed such that Seller and its Subsidiaries may terminate their employment at any time, with or without cause, without giving rise to any Material liability of Seller and its Subsidiaries for breach of contract.

5.10. Intellectual Property. The Purchased Assets include all Intellectual Property owned or used by Seller primarily in connection with the Business. Since August 19, 1998, and to the Knowledge of Parent and Seller, (a) there have been no claims or demands in writing that any of the Intellectual Property of Seller included in the Purchased Assets infringes or conflicts in any Material way with the Intellectual Property of any third Person and (b) Seller has made all Material registrations and filings under applicable Requirements of Laws with respect to Intellectual Property included in the Purchased Assets.

5.11. Properties. Attached hereto as Schedule 2.1(c) is a list of the Leases. Also attached hereto as Schedule 5.11 is an inventory of each item of personal property utilized by the Seller primarily in connection of the Business having a book or fair market value in excess of $150,000 as of the date hereof. The Seller and the Parent have delivered to Buyer copies of all the Leases. To the Knowledge of Parent, the operation of the Purchased Assets and Business in the manner in which they are now and have been operated does not violate any
Requirements of Laws except for any such violations which would not, individually or in the aggregate, have a Material adverse effect.

5.12. NO OTHER REPRESENTATIONS; LIMITATIONS. (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR
DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, THE PURCHASED ASSETS AND THE BUSINESS ARE BEING SOLD "AS IS" AND, EXCEPT AS EXPLICITLY SET FORTH ELSEWHERE IN THIS ARTICLE V, PARENT AND SELLER MAKE NO, AND HEREBY DISCLAIM AND EXCLUDE ANY, EXPRESS, ORAL OR IMPLIED REPRESENTATION OR WARRANTY (INCLUDING ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) WHATSOEVER.

                  (b) Notwithstanding anything to the contrary contained herein,
(i) any matter which is actually known by any Member or by any executive officer of Buyer or Buyer Parent prior to the Closing shall not constitute a breach of any representation or warranty of Parent or Seller herein and (ii) any matter, event or omission which existed prior to or as of August 19, 1998 relating to the Business, the Purchased Assets or otherwise shall not constitute a breach of any representation or warranty of Parent or Seller herein, so long as Parent or Seller does not have Knowledge of such matter, event or omission prior to the date hereof.

ARTICLE VI........

            REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

                  As an inducement to Parent and Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer Parent and Buyer hereby jointly and severally represent and warrant to Parent and Seller and agree as follows:

6.1. Organization of Buyer and Buyer Parent. Each of Buyer and Buyer Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Organization and Operating Agreement of Buyer and Buyer Parent have been delivered to Parent. Buyer Parent owns in the aggregate, beneficially or of record, all membership interests of Buyer outstanding on the Closing Date.

6.2. Authority of Buyer Parent, Buyer and the Members. (a) Each of Buyer Parent and Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements executed and delivered by it. Each Member has full power, capacity and authority to execute, deliver and perform all of the Buyer Ancillary Agreements executed and delivered by such Member. The execution, delivery and performance of this Agreement and each Buyer Ancillary Agreement have been duly authorized and approved by the Board of Managers of Buyer and Buyer Parent and do not require any further authorization or consent of Buyer, Buyer Parent or their respective members. This Agreement has been duly authorized, executed and delivered by each of Buyer Parent and Buyer and is the legal, valid and binding agreement of each, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer Parent, Buyer and each Member to the extent it is a party thereto and upon execution and delivery by it will be a legal, valid and binding obligation of it enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.

                  (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict in any Material way with, result in a Material breach of the terms, conditions or provisions of, or constitute a material default, a Material event of default or an event creating rights of acceleration, termination or cancellation or a Material loss of rights under (1) the Articles of Organization or Operating Agreement of Buyer Parent or Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer Parent, Buyer or any Member is a party or any of its on their properties is subject or by which Buyer or any Member is bound, (3) any Court Order to which Buyer Parent, Buyer or any Member is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer Parent, Buyer or any Member; or

                  (ii) require the approval, consent, authorization or act of, or the making by Buyer Parent, Buyer or any Member of any declaration, filing or registration with, any Person.

6.3. No Finder. Neither Buyer Parent, Buyer, any Member nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.4. No Proceedings. There is no action, suit or proceeding pending, or to the Knowledge of Buyer threatened, against Buyer Parent, Buyer or any Member which questions the legality, or propriety of the transactions contemplated by this Agreement.

6.5. Compliance with WARN Act. Buyer Parent and Buyer assume all responsibilities for any notices or liability which may be required by or arise under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101 et seq (the "WARN Act") as a result of the transactions contemplated by this Agreement; provided that Seller shall not take any action prior to the Closing Date to cause any employees to be included in an "employment loss" for purposes of the WARN Act, without the prior written consent of Buyer.

6.6. Antitrust Compliance. As of the Closing, (i) no Person or entity owns 50% or more of the aggregate membership interests or other equity interests of Buyer Parent or has the right to 50% or more of Buyer Parent's profits or assets upon dissolution, (ii) neither Buyer nor Buyer Parent has a regularly prepared balance sheet or annual statement of income or (iii) the value of all assets held by Buyer and Buyer Parent (less all cash that will be used as consideration for the Purchased Assets, and less all cash that will be used for expenses incidental to the acquisition of the Purchased Assets), is less than $10,000,000. There is no required filing under the HSR Act, and no applicable waiting period under the HSR Act , as a result of the transactions contemplated by this Agreement.

ARTICLE VII.......

                              ADDITIONAL AGREEMENTS

7.1. Additional Payments. (a) In the event that within one year after the Closing Date Buyer Parent, Buyer or their respective successors or assigns or holders of membership interests or other interests in Buyer Parent, Buyer or their respective successors or assigns consummate or enter into a written agreement, letter of intent or written understanding with respect to any transaction involving a public offering of its equity securities, the sale of all or a substantial portion of its assets, the sale of membership interests or other equity interests (except as expressly permitted by this Section 7.1), or a merger, consolidation, recapitalization, reorganization, joint venture, partnership or other transaction involving the sale or other disposition of the Business (as operated by Buyer or its successors or assigns after the Closing
Date), (a "Transaction") then, upon the closing of any such Transaction or Transactions, Buyer shall pay to Seller, simultaneously with such closing, an amount in cash equal to the excess, if any, of the Buyer Value (as defined below) over the Purchase Price; provided, however, that the foregoing shall not restrict in any way Buyer Parent or Buyer from engaging in any discussions prior to the first anniversary of the Closing Date, and the existence of such discussions shall not entitle Seller to any payments under this Section 7.1, so long as no such agreement, letter of intent or understanding is entered into or reached. As used herein "Buyer Value" shall mean an amount equal to the aggregate valuation of Buyer or its successors or assigns reflected in the Transaction or Transactions, including the amount of cash, the assumption of indebtedness and the fair value of all non-cash consideration received in the Transaction or Transactions (including, without limitation, all amounts paid or distributed to holders of membership interests, capital stock or other equity interests in the Company) less the aggregate purchase price of any acquisitions made by Buyer after the Closing. Notwithstanding the foregoing, a "Transaction" shall not include a sale by Buyer Parent of membership interests as part of (i) a capital raising transaction in which no member of Buyer Parent sells any membership interests, (ii) a business acquisition by Buyer Parent or Buyer of an unaffiliated third Person, (iii) transfers of membership interests by individual members of Buyer Parent to unaffiliated third Persons constituting in the aggregate less than 10% of Buyer Parent's total membership interest in the aggregate or (iv) repurchases or redemptions of membership interests pursuant to that certain Securityholders' Agreement of Buyer Parent dated as of the date hereof, that certain Buy-Sell Agreement of Buyer Parent dated as of the date hereof, or that certain Limited Liability Company Agreement of Buyer Parent dated as of the date hereof. Any payment made pursuant to this Section 7.1 shall be treated by Parent, Seller, Buyer Parent and Buyer as an increase to the Purchase Price.

7.2. Taxes. (a) Seller and Parent shall be jointly and severally liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and each Subsidiary whose stock is being purchased by Buyer pursuant to this Agreement, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, including (i) all income Taxes of Seller or Parent arising in connection with the consummation of the transactions contemplated by this Agreement and (ii) any liability of Seller for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor (by contract or otherwise). Buyer Parent and Buyer shall be jointly and severally liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and each Subsidiary whose stock is being purchased by Buyer pursuant to this Agreement, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                  (b) Notwithstanding Section 7.2(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Buyer. Seller agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

                  (c) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section
7.2. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

7.3. Employees and Consultants. Buyer shall offer employment or consultancy to employees or consultants of Seller (other than the employees listed on Schedule 2.3) on substantially the same terms as Seller currently employs such employee or consultant; provided that Buyer shall have no continuing obligation after the Closing Date to offer such employment or consultancy to or to employ or continue the employment or consultancy of any employee or consultant, or to maintain the compensation of any employee or consultant, at any particular level. Seller will retain Anitra Wood and Linda Bonner as employees of Seller and such employees will retain all benefits of employment, including medical insurance, short and long term disability and life insurance coverage. At such time as either employee is eligible to return to active service, Buyer shall extend to such employee an offer of employment.

7.4. New Members. After the Closing, neither Buyer, Buyer Parent nor any of their Affiliates shall issue any securities to or admit as a member any person who is or was an employee, consultant or expert of Seller or Parent (or any of such Person's Affiliates) unless such Person has duly executed and delivered to Seller and Parent a Termination Agreement in the form of Exhibit F.

7.5. Change of Name. After the Closing, Seller shall provide an amendment to the Articles of Incorporation of Seller, certified as of a date within three days after the Closing Date by the Secretary of State of the state of its incorporation, that Seller has changed its name from LECG, Inc. to a name not including "LECG", "Law and Economics" or any similar name.

7.6. Delivery of Funds. (a) If Seller or Parent or any of their Affiliates receive any funds or other assets that are a part of the Purchased Assets
("Buyer Funds") after the Closing Date, Seller or Parent shall within five business days deliver such Buyer Funds to Buyer and take all steps necessary to vest title to such funds and assets in Buyer. The Seller and Parent hereby designate Buyer as their true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Buyer any checks, notes or other documents received by the Seller or Parent in connection with any Buyer Funds. The Seller and Parent hereby acknowledge and agree that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agree to execute and deliver to Buyer from time to time any documents or instruments reasonably requested by Buyer to evidence such power of attorney. Further, if Seller or Parent determines (either internally or after notification from a client) that a client overpaid Seller or Parent on invoices paid by such client prior to the Closing Date, excluding any accounts receivable or unbilled client amounts transferred to Buyer at Closing (an "Overpayment"), then, subject to recovery by Seller of any Excluded Expert Fees paid by Seller with respect to such invoices pursuant to Section 7.9, Seller or Parent, as the case may be, will promptly reimburse the client for the Overpayment and the obligation to repay to the client the Overpayment will be an Excluded Liability for purposes of Section 2.4 hereof.

                  (b) If Buyer, Buyer Parent or any of their Affiliates receive any funds or other assets of Parent or Seller that are part of the Excluded Assets ("Seller Funds") after the Closing Date, Buyer shall within five business days deliver such Seller Funds to Parent or Seller, as the case may be, or and take all steps necessary to vest title to such funds and assets in Parent or Seller, as the case may be. Buyer and Buyer Parent hereby designate Parent as their true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Parent any checks, notes or other documents received by Buyer or Buyer Parent in connection with any Seller Funds. Buyer and Buyer Parent hereby acknowledge and agree that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agree to execute and deliver to Parent from time to time any documents or instruments reasonably requested by Seller to evidence such power of attorney.

7.7. Directors and Officers Insurance. Parent shall, for a period of not less than one year from the Closing Date, continue Parent's current directors and officers insurance policies and errors and omissions insurance policies (or a substantially comparable policy or policies) (the "Insurance") or, if such insurance coverage is not available, the best available coverage; provided, however, that Parent shall not be required to pay an annual premium for the Insurance in excess of the last annual premiums paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  7.8. Assigned Claims; Cooperation. (a) Buyer Parent and Buyer hereby assign to Parent and Seller any claim, demand, right of recovery, cause of action or other right that Buyer Parent or Buyer has or may have against any Departed Employee arising prior to the Closing or against any Post-Closing Departed Employee (the "Assigned Claims").

                  (b) Buyer Parent, Buyer and each of their respective Affiliates shall assist and cooperate in all reasonable respects with Parent, Seller and their respective Affiliates to permit Parent and Seller to pursue any Excluded Employee Claim or any Assigned Claim including, without limitation, producing relevant documents and making available officers, employees and agents of Buyer Parent and Buyer as witnesses in connection with any proceeding with respect thereto. Parent or Seller shall reimburse Buyer Parent and Buyer for their reasonable and documented out-of-pocket costs incurred pursuant to this
Section 7.8(b).

                  7.9. Payment of Excluded Expert Fees. Seller shall pay, on approximately October 8, 2000 (but no later than October 15, 2000), the amounts due to experts of Seller (and not subject to dispute, although upon resolution of such dispute Seller shall promptly thereafter make the payment, after reflecting such resolution), except for Departed Experts, which are due on such date which arise from and relate specifically to an account receivable of Seller if (i) such account receivable was billed to a client of Seller prior to the Closing Date and collected from such client prior to the Closing Date and (ii) the funds so collected by Seller were retained by Seller as an Excluded Asset (any such payments being referred to herein as the "Excluded Expert Fees").

                  7.10. Transfer of Flexible Spending Accounts. Promptly following the Closing Date, Seller will transfer to Buyer immediately available funds in an amount representing the net account balances of the flexible spending accounts of the employees of Buyer after the Closing Date under the Navigant Consulting, Inc. Flexible Benefits Plan. As soon as practicable Closing Date, Buyer agrees to (i) establish a successor cafeteria plan, which allows health care and dependent care flexible spending accounts; (ii) apply such transferred assets to the appropriate accounts for the benefit of such employees under such successor plan; and (iii) recognize for purposes of the successor plan all elections made by such employees with respect to their flexible spending accounts under the Navigant Consulting, Inc. Flexible Benefits Plan.

                  7.11. 401(k) Plan. As soon as practicable after the Closing Date, Seller agrees to take any and all actions necessary to identify Buyer as a "participating employer" under the Navigant Consulting, Inc. 401(k) Plan ("Seller's Plan"), and to notify the trustee and any other necessary party of such designation. As a participating employer under Seller's Plan, Buyer shall assume the responsibility for making contributions due to the Seller's Plan on behalf of employees of Buyer after the Closing Date in accordance with the terms of Seller's Plan, until such time as a plan-to-plan transfer of assets occurs in accordance with this Section 7.11.

                  Buyer agrees to establish a defined contribution plan which is qualified under Section 401(a) of the Code ("Buyer's Plan"), effective no later than December 31, 2000. In accordance with the provisions of this paragraph, Seller agrees to cause the trustee of Seller's Plan to transfer to the trustee of Buyer's Plan the Total Transfer Amount (the date of such transfer being called the "Transfer Date"). The "Total Transfer Amount" shall be an amount equal to the account balances in Seller's Plan attributable to the participants in such plan that are employees of Buyer after the Closing Date and their beneficiaries, as shown on the valuation report for the monthly valuation date occurring on, or immediately before, the Transfer Date (excluding any amounts accrued as of such date but not yet contributed to the Seller's Plan, but including amounts contributed but not yet allocated to the accounts of such employees). The Total Transfer Amount shall take into consideration any distributions, in-service withdrawals or participant loans received by such employees from the Seller's Plan, including any such distributions, withdrawals or loans received after the Closing Date. The Total Transfer Amount shall be transferred to the Buyer's Plan entirely (1) in cash or other assets acceptable to the trustee of Buyer's Plan; and (2) notes which represent the participant loans of such employees.

                  Seller shall cause the trustee of the Seller's Plan to make the plan-to-plan transfer of assets in an amount equal to the Total Transfer Amount as soon as practicable after (i) Buyer has established the Buyer's Plan and the trustee of the Buyer's Plan is prepared to accept such transfer, and
(ii) Seller has completed the allocation of investment earnings on, and reconciliation of the account balances of participants and beneficiaries in the Seller's Plan as of the monthly valuation date occurring on, or immediately preceding, the Transfer Date, provided that such Transfer Date shall occur no later than February 1, 2001.

                  Seller agrees to prepare and provide to Buyer, as soon as practicable following the Closing Date, a list of the employees of Buyer after the Closing Date who were participants in or otherwise entitled to benefits under the Seller's Plan, as of the Closing Date, together with a list of each such employee's term of service for eligibility and vesting purposes under the Seller's Plan, and a listing of such employee's account balance thereunder, and Buyer and Seller agree to provide one another with such additional information in the possession of one company and not already in the possession of the other as may be reasonably requested by either of them and necessary in order for Buyer to establish and administer the transferred account balances of such employees. In addition, with respect to any amounts payable prior to the Transfer Date by such employees on participant loans received from the Seller's Plan or as salary deferrals to Seller's Plan, Buyer shall execute whatever actions and make whatever arrangements may be necessary to permit the periodic repayment of such loan amounts through payroll deduction and the remittance of the loan payments and salary deferral contributions to the Seller's Plan.

                  Before the expiration of the remedial amendment period that applies under Section 401(b) of the Code to the Buyer's Plan for determination of its initial qualification under Section 401(a) of the Code, Buyer will apply for a determination by the IRS to the effect that the Buyer's Plan satisfies the requirements for qualification under Section 401(a) of the Code, and Buyer shall take all reasonable actions to ensure continued qualification of the Buyer's Plan under Section 401(a) of the Code.

ARTICLE VIII......

          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER PARENT AND BUYER

                  The obligations of Buyer Parent and Buyer under this Agreement shall at the option of Buyer be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

8.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no Material breach by Parent or Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Parent and Seller contained or referred to herein shall be true and correct in all Material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 7.3.

8.2. No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

8.3. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby and which are required to be obtained prior to the Closing by applicable Requirements of Laws.

8.4. Necessary Consents. Seller shall have received consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all contracts, Leases, agreements and permits to which Seller is a party or by which Seller or any of the Purchased Assets is affected and which are specified in Schedule 8.4 or are otherwise necessary to prevent a material adverse change in the Purchased Assets or the Business.

8.5. Delivery of Documents. Parent and Seller will have made the deliveries required under Section 4.4.

ARTICLE IX........

            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SELLER

                  The obligations of Parent and Seller under this Agreement shall, at the option of Parent and Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

9.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no Material breach by Buyer Parent or Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer Parent and Buyer contained or referred to herein shall be true and correct in all Material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Parent.

9.2. No Restraint or Litigation. No action, suit or proceeding shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

9.3. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby and which are required to be obtained prior to the Closing by applicable Requirements of Laws.

9.4. Delivery of Documents. Buyer Parent and Buyer will have made the deliveries required under Section 4.3.

ARTICLE X.........

                                 INDEMNIFICATION

10.1. Indemnification by Parent and Seller. Each of Parent and Seller jointly and severally agree to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expense incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by Parent or Seller of any of its covenants or agreements in this Agreement or in any Seller Ancillary Agreement;

          (ii) any failure by Parent or Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of Parent or Seller contained or referred to in this Agreement or any Seller Ancillary Agreement or any certificate delivered by or on behalf of Parent or Seller pursuant hereto;

          (iv) the litigation described in Schedule 10.1; and

          (v) any failure of Parent or Seller to pay or discharge the excluded liabilities described in Section 2.4;

provided, however, that (A) Parent and Seller shall be required to indemnify and hold harmless under clause (iii) of this Section 10.1 only to the extent that the aggregate amount of such Losses and Expense incurred by Buyer Group Members exceeds $250,000; and (B) the aggregate amount that Parent and Seller shall be required to indemnify and hold harmless under clause (iii) of this Section 10.1 shall not exceed $5,000,000.

10.2. Indemnification by Buyer Parent and Buyer. Buyer Parent and Buyer jointly and severally agree to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expense incurred by such Seller Group Member in connection with or arising from:

          (i) any breach by Buyer Parent, Buyer or any Member of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

          (ii) any failure by Buyer Parent, Buyer or any Member to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of Buyer Parent or Buyer contained or referred to in this Agreement or any Buyer Ancillary Agreement or in any certificate delivered by or on behalf of Buyer Parent and Buyer hereto; and

          (iv)  any  failure  by Buyer  to  assume  and  discharge  any  Assumed
     Liability;

provided, however, that (A) Buyer Parent and Buyer shall be required to indemnify and hold harmless under clause (iii) of this Section 10.2 (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in Section 6.6) only to the extent that the aggregate amount of such Losses and Expense incurred by Parent and Seller exceeds $250,000; and (B) the aggregate amount that Buyer Parent and Buyer shall be required to indemnify and hold harmless under clause (iii) of this Section 10.2 shall not exceed $5,000,000.

10.3. Notice of Claims. (a) Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                  (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be finally determined: (i) by the written agreement between the Indemnified Party and the Indemnitor or (ii) pursuant to the provisions of Section 11.14; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

                  (c) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof, whether such recovery is made by Parent, Seller, Buyer Parent or Buyer.

10.4. Third Person Claims. (a) If any third Person claim, action or suit is brought as to which indemnification will be sought pursuant to this Agreement (a "Third Party Claim") and (i) the Third Party Claim is solely for money damages and such Third Party Claim will have no continuing effect in any material respect on the business or assets or the Indemnified Party and (ii) the amount claimed pursuant to such Third Party Claim or the potential liability arising out of such Third Party Claim (in the judgment of the Indemnified Party) does not, after taking into account all other indemnification obligations of the Indemnitor pursuant to this Agreement, exceed the Indemnitor's maximum indemnification obligations pursuant to this Agreement, then the Indemnitor shall be entitled to participate in the defense of such Third Party Claim and, if the Indemnitor so chooses (and provided that the Indemnitor so notifies the Indemnified Party in writing within ten (10) days after delivery of the Claim Notice with respect to such Third Party Claim and acknowledges the Indemnitor's obligation to indemnify the Indemnified Party with respect to such Third Party Claim), to assume primary responsibility for the defense, compromise or settlement of such Third Party Claim, with counsel selected by the Indemnitor and not reasonably objected to by the Indemnified Party. If the Indemnitor assumes such responsibility as set forth in this paragraph, then (x) in no event shall the Indemnified Party admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor's prior written consent and (y) the Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim with its own counsel at its own expense. If the Indemnitor does not assume such responsibility as described above, the Indemnified Party may defend, compromise or settle such Third Party Claim in such manner as it may deem appropriate (including without limitation, settling such claim on such terms as the Indemnified Party may deem appropriate). Notwithstanding the foregoing, the Indemnified Party shall have the right to defend, compromise or settle any Third Party Claim described in this Section 11.4(a) if the Indemnified Party waives in writing any right to indemnification by the Indemnitor with respect to such Third Party Claim.

                  (b) If any Third Party Claim is brought as to which indemnification will be sought pursuant to this Agreement (other than a Third Party Claim described in clauses (i) and (ii) of Section 10.4(a)), the Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim, with counsel selected by the Indemnified Party and not reasonably objected to by the Indemnitor. If the Indemnified Party defends such Third Party Claim as set forth in this paragraph, then (i) in no event shall the Indemnitor admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party's prior written consent and (ii) the Indemnitor shall be entitled to participate in, but not control, the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnified Party does not defend such Third Party Claim, the Indemnitor may defend, compromise or settle such Third Party Claim in such manner as it may deem appropriate (including, without limitation, settling such Third Party Claim, after giving twenty (20) days prior written notice of such settlement to the Indemnified Party, on such terms as the Indemnitor may deem appropriate).

                  (c) In the  event  that,  pursuant  to  Section  10.4(b),  the
Indemnified Party defends any Third Party Claim and the Indemnified Party proposes to settle such Third Party Claim for an amount which, after taking into account all other indemnification obligations of the Indemnitor pursuant to this Agreement, exceeds the Indemnitor's maximum indemnification obligations pursuant to this Agreement, then, provided that the Indemnitor has acknowledged its obligation to indemnify the Indemnified Party, the Indemnified Party shall give the Indemnitor twenty (20) days prior written notice of such proposed settlement. The Indemnitor shall notify the Indemnified Party prior to the end of such twenty (20) day period whether the Indemnitor accepts or rejects such proposed settlement; provided, however, that notwithstanding anything to the contrary contained in this Agreement (including any limitation on the liability of the Indemnitor otherwise provided in this Agreement), if the Indemnitor rejects such proposed settlement, the Indemnitor shall be liable for, and shall prior to the expiration of such 20-day period post a performance bond, letter of credit or other similar security (in any such case containing terms and conditions acceptable to the Indemnified Party in its sole discretion) in an amount which equals the amount by which (i) the amount claimed pursuant to such Third Party Claim or, if greater, the potential liability arising out of such Third Party Claim (in the good faith judgment of the Indemnified Party) exceeds
(ii) the portion of the proposed settlement that the Indemnified Party would be required to pay and not be indemnified for pursuant to such proposed settlement.

                  (d) The party having primary responsibility for the defense of any Third Party Claim shall at all times keep the other party informed as to the status of such Third Party Claim. The party not having primary responsibility for the defense of any Third Party Claim shall cooperate fully with the party having such responsibility in connection with such defense, including, without limitation, furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

                  10.5. Set-Off. If the amount of indemnification to which an Indemnified Party shall be entitled to under this Article X shall be finally determined by (i) written agreement between the Indemnified Party and the Indemnitor or (ii) a final judgment of a court (after the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined), then the Indemnified Party shall be entitled to set off such amount against any payment it may be obligated to make to the Indemnitor, to the extent that such payment has not been made by the Indemnitor.

ARTICLE XI........

                               GENERAL PROVISIONS

11.1. Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided that no party shall be entitled to make a claim for indemnification (other than a claim based on inaccuracies of the representations and warranties contained in Section 6.6 or a claim based on Section 7.1 or Schedule 10.1) unless such party shall have given the other parties written notice of such claim prior to the first anniversary of the Closing Date.

11.2. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer Parent and Buyer, to their counsel, accountants, financial advisors or lenders, and in the case of Parent and Seller, to their counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer Parent and Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets and Seller and Parent will be obligated to preserve the confidential information included in the Purchased Assets and otherwise reasonably related to the Business or the
Purchased Assets as confidential information of Buyer. If a party (the "Recipient") is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose the confidential information of another party (the "Disclosing Party"), the Recipient must provide the Disclosing Party with prompt notice of such request(s) so the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party grants a waiver hereunder, the Recipient may furnish that portion (and only that portion) of the confidential information which it is legally compelled to disclose and must exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any confidential information so furnished. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby. Money damages would be both incalculable and an insufficient remedy for any breach of this Section 11.2 by a party and any such breach would cause another party irreparable harm. In the event of any breach or threatened breach of this Section 11.2, in addition to any other remedies at law or in equity it may have, a party will be entitled to seek, without the requirement of posting a bond or other security, equitable relief, including injunctive relief and specific performance.

11.3. No Public Announcement. No party may issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written consent of all other parties; provided, however, that a party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making that disclosure).

11.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

                  If to Buyer Parent or Buyer, to:

                  LECG, LLC
                  2000 Powell Street
                  Suite 600
                  Emeryville, CA  94608
                  Attention:  David Teece

                  with a copies to:

                  Folger Levin & Kahn, LLP
                  275 Battery Street, 28th Floor
                  San Francisco, CA  94111
                  Attention:  Teressa K. Lippert
                           and
                  Thoma Cressey Equity Partners
                  600 Montgomery Street, 27th Floor
                  San Francisco, CA  94111
                  Attention:  Jeanne Plessinger

                  If to Parent or Seller, to:

                  Navigant Consulting, Inc.
                  615 North Wabash Avenue
                  Chicago, Illinois 60611
                  Attention:  Philip Steptoe

                  with a copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois  60603
                  Attention:  Steven Sutherland

or to such other address as such party may indicate by a notice delivered to the other party hereto.

11.5. Successors and Assigns. (a) Following the Closing, no party may assign any of its rights hereunder without the prior written consent of the others and, in any event, any permitted assignment shall not relieve the assigning party of its obligations hereunder.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under or by reason of this Agreement.

11.6. Access to Records after Closing. For a period of six years after the Closing Date, Parent and Seller, and their representatives shall have reasonable access to all of the books and records of Seller transferred to Buyer hereunder to the extent that such access may reasonably be required by Parent or Seller in connection with matters relating to or affected by the operations of Seller prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Parent and Seller shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 11.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Parent and Seller a reasonable opportunity, at their expense, to segregate and remove such books and records as they may select.

                  For a period of six years after the Closing Date, Buyer Parent, Buyer and their representatives shall have reasonable access to all of the books and records relating to the Business which Parent or Seller may retain after the Closing Date (including any corporate books and stock transfer books of Seller) to the extent such access may reasonably be required by Buyer Parent or Buyer in connection with matters relating to or affected by the operations of Seller prior to the Closing Date. Such access shall be afforded by Parent or Seller upon receipt of reasonable advance notice and during normal business hours. Buyer Parent and Buyer shall be solely responsible for any costs and expenses incurred by them pursuant to this Section 11.6. If Parent or Seller shall desire to dispose of any of such books and records prior to the expiration of such six-year period, it shall, prior to such disposition, give Buyer Parent and Buyer a reasonable opportunity, at their expense, to segregate and remove such books and records as they may select.

11.7. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all prior agreements, understandings or letters of intent between or among any of the parties hereto, including without limitation the letter of intent dated May 22, 2000 among Parent, Seller, David Teece and David Kaplan. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

11.8. Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

11.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

11.10. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

11.11. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

11.12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Parent, Buyer, Buyer Parent and Seller.

11.13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

11.14. Dispute Resolution. Any dispute, controversy or claim (including any dispute arising under Article X of this Agreement), whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory (a "Dispute") between Parent or Seller, on the one hand, and Buyer Parent or Buyer, on the other hand (including their respective Affiliates) arising out of or relating to this Agreement, any obligations hereunder or the relationship of the parties under this Agreement shall be resolved first in accordance with the procedures described in this Section. The parties hereto agree to establish an internal hierarchy to facilitate resolution of these issues as set forth below:

         (a) Upon written request of either Parent or Seller, on the one hand, or Buyer Parent or Buyer, on the other hand, each will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

          (b) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any formal proceeding. During the discussions, all reasonable requests by a party to another party for non-privileged information reasonably related to the Dispute shall be honored in order that each party may be fully advised of the other party's position.

          (c) Formal proceedings in a court of law for the resolution of a Dispute may not be commenced until the earlier of:

               (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) the expiration of the fifteen (15) day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 11.14 will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                                NAVIGANT CONSULTING, INC.



                                                By ___________________________
                                                   Jeffrey H. Stoecklein
                                                   Vice President


                                                 LECG, INC.



                                                 By ___________________________
                                                    Philip P. Steptoe
                                                    Vice President


                                                 LECG HOLDING COMPANY, LLC



                                                 By ___________________________
                                                    J. Geoffrey Colton
                                                    Secretary


                                                  LECG, LLC

                                                  By:  LECG HOLDING COMPANY, LLC


                                                  By ___________________________
                                                     J. Geoffrey Colton
                                                     Secretary